EX-99.e.1.iii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

April 29, 2014

Delaware VIP Trust
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that: (i) in order to improve the performance of Delaware VIP Diversified Income Series, Delaware VIP Emerging Markets Series, Delaware VIP High-Yield Series, Delaware VIP International Value Equity Series, Delaware VIP Limited-Term Diversified Income Series, Delaware VIP REIT Series, Delaware VIP Small Cap Value Series, Delaware VIP U.S. Growth Series, and Delaware VIP Value Series (each a “Series”) of Delaware VIP Trust ( “Trust”), the Distributor shall waive a portion of the Service Class Rule 12b-1 (distribution) fees for each Series’ Service Class shares so that such Service Class shares’ Rule 12b-1 (distribution) fees will not exceed the 0.25% of such Service Class shares’ average daily net assets for the period April 30, 2014 through April 30, 2015; and (ii) in order to improve the performance of the Trust’s Delaware VIP Smid Cap Growth Series, the Distributor shall waive a portion of the Service Class Rule 12b-1 (distribution) fees for the Series’ Service Class shares so that such Service Class shares’ Rule 12b-1 (distribution) fees will not exceed the 0.25% of such Service Class shares’ average daily net assets for the period April 30, 2014 through April 30, 2015 or, if longer, until the Series is offered under new participation agreements or under new contracts with existing companies (other than the update and modification of existing contracts in the normal course of business that may require registration or re-registration under state insurance laws as a new insurance contract, provided the new insurance contract effectively replaces the current insurance contract).

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/J. Scott Coleman
Name: J. Scott Coleman
Title: President

Your signature below acknowledges
acceptance of this Agreement:

Delaware VIP Trust

By:	/s/Patrick P. Coyne
	Name:	Patrick P. Coyne
	Title:	President
	Date:	April 29, 2014